As filed with the Securities and Exchange Commission on
June 10, 2013

Investment Company Act File No.  811-22459

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2

(Check appropriate box or boxes)

[X]	REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

[X]	Amendment No. 7

Global Equity Long/Short Master Fund
(Exact Name of Registrant as Specified in Charter)

301 West Barbee Chapel Road,
Chapel Hill, NC 27517
(Address of Principal Executive Offices)

(919) 933-4004
(Registrant's Telephone Number)

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808
(Name and Address of Agent for Service)

Copies of Communications to:
Bibb L. Strench
Seward & Kissel LLP
901 K Street, NW
Suite 800
Washington, D.C.  2000 1

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, securities issued by the Registrant have not been and are not being registered under the Securities Act of 1933, as amended ("Securities Act"). The Registrant intends that such securities will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act and the regulations thereunder. Investments in the Registrant's securities may be made only by investors that are both "accredited investors" within the meaning of Regulation D under the Securities Act and “qualified clients,” as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Registrant may decline to accept any investment in its discretion. This Registration Statement does not by itself constitute an offer to sell, or the solicitation of an offer to buy, any securities of or other interest in the Registrant.

GLOBAL EQUITY LONG/SHORT MASTER FUND

CROSS REFERENCE SHEET
PARTS A AND B*

ITEM NUMBER	CAPTION	LOCATION IN PROSPECTUS

1.	Outside Front Cover	Outside Front Cover Page

2.	Cover Pages; Other Offering Information	Inside Front and Outside Back Cover Pages

3.	Fee Table and Synopsis	Summary of Feeder Fund's Expenses; Fund Expenses

4.	Financial Highlights	Financial Highlights

5.	Plan of Distribution	Not Applicable

6.	Selling Shareholders	Distribution Arrangements

7.	Use of Proceeds	Use of Proceeds

8.	General Description of the Registrant	Outside Front Cover Page; Investment Objective; Investment Strategies; General Risks

9.	Management	Management of the Funds; Administration, Accounting and Investor Services Agreements

10.	Capital Stock, Long-Term Debt, and Other Securities	Capital Stock, Long-Term Debt, and Other Securities

11.	Defaults and Arrears on Senior Securities	Not Applicable

12.	Legal Proceedings	Not Applicable

13.	Table of Contents of the Statement of Additional Information	Not Applicable

14.	Cover Page of SAI	Not Applicable

15.	Table of Contents of SAI	Not Applicable

ITEM NUMBER	CAPTION	LOCATION IN PROSPECTUS

16.	General Information and History	Not Applicable

17.	Investment Objective and Policies	Investment Policies and Practices; Investment Strategies; Management of the Funds

18.	Management	Management of the Funds; Codes of Ethics

19.	Control Persons and Principal Holders of Securities	Not Applicable

20.	Investment Advisory and Other Services	Management of the Funds

21.	Brokerage Allocation and Other Practices	Portfolio Transactions and Brokerage

22.	Portfolio Managers	Management of the Funds

23.	Tax Status	Certain Tax Considerations

24.	Financial Statements	Financial Statements

*	All information required to be set forth in Part B: Statement of Additional Information has been included in Part A: Prospectus.

PART C

The information required to be included in Part C is set forth under the appropriate item, so numbered, in Part C of the Registration Statement.

THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PART A SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO NOTIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION

PART A

Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference to the Registration Statements on Form N-2 (File Nos. 811-22460 and 811-22461) (the "Feeder Fund ’ s Registration Statement on Form N-2") of Morgan Creek Global Equity Long/Short Institutional Fund (the "Feeder Fund "), as filed with the Securities and Exchange Commission (the "SEC").

ITEM 3.	FEE TABLE

The following table illustrates the approximate expenses and fees that you will pay if you buy and hold Shares in Global Equity Long/Short Master Fund ("Master Fund"). The information below and specifically the Acquired Fund Fees and Expenses (as described below in footnote 2) are a required disclosure for investment companies that are registered under the 1940 Act. Since the Master Fund is registered under such Act, it is required to provide these disclosures. Unregistered funds that may resemble the Master Fund in that they invest in underlying funds will also incur expenses from the underlying funds in which they invest. However, unlike the Master Fund, these unregistered funds of funds are not required to disclose Acquired Fund Fees and Expense information to investors because they are not registered under the Investment Company Act.

Annual Expenses (as a percentage of average net assets of the Master Fund):

Investment Management Fee	1.00	%(1)
Other Expenses (2)	1.42%
Acquired Fund Fees and Expenses (3)	5.46%
Total Annual Expenses	7.88%

(1)
The Manager has agreed to voluntarily waive its management fee from an annual rate of 1.00% of the Master Fund's net assets to 0.25% of the Master Fund's net assets from July 1, 2013 through December 31, 2013.

(2)
Expenses are based on Master Fund assets of $ 58,219,776 and include, but are not limited to, administration fees, custodial fees, professional fees, interest expense and other operating expenses. Certain administrative and othe r expenses applicable to feeder funds that invest in the Master Fund, including those of the Feeder Fund , are applied at the feeder fund level rather than at the Master Fund level.

(3)
The "Acquired Fund Fees and Expenses" include the operating expenses and performance-based incentive fees of the underlying Portfolio Funds as well as any direct fees charged by such Portfolio Funds (e.g. early withdrawal fees) in which the Master Fund invests. The costs incurred at the underlying Portfolio Fund level include management fees, administration fees, professional fees, incentive fees and other operating expenses.  Each Portfolio Fund's expenses will vary.  In addition, the underlying Portfolio Funds also incur trading expenses, including interest and dividend expenses, which are the byproduct of leveraging or hedging activities employed by the Managers in order to seek to enhance or preserve the Portfolio Funds' returns.   Acquired Fund Fees and Expenses include approximately 2.17 % of operating expenses, 1.67 % of management fees, and 1.62 % of performance-based incentive fees of the underlying Portfolio Funds in which the Master Fund invests.   The Master Fund's investments will be allocated among many asset classes, including absolute return and private equity, among others.  Portfolio Funds with absolute return objectives may on average employ more leverage than certain other types of Portfolio Funds. In addition, for recently launched Portfolio Funds in which the Master Fund may invest, the Acquired Fund Fees and Expenses may tend to be significantly greater in the initial years as start up costs are being borne over a smaller invested capital base.  The fees and expenses disclosed above are based on historic earnings of the Portfolio Funds, which may (and which are expected to) change substantially over time and, therefore, significantly affect Acquired Fund Fees and Expenses.  In addition, the Portfolio Funds held by the Master Fund will change, which further impacts the calculation of the Acquired Fund Fees and Expenses.  Generally, fees payable to Managers are estimated to range from 0% to 2.5% (annualized) of the average net asset value ("NAV") of the Master Fund's investment in such Portfolio Funds.  In addition, certain Managers of the Portfolio Funds charge an incentive allocation or fee generally ranging from 0% to 30% of a Portfolio Fund's net profits. These fees payable to Managers are estimates and may be higher or lower than the numbers shown.

Example

The purpose of the table below is to assist an investor in understanding the various costs and expenses that an investor in the Master Fund will bear directly or indirectly. For a more complete description of the various fees and expenses of the Master Fund, see the sections entitled "Summary of Feeder Fund's Expenses" and "Fund Expenses" in the Feeder Fund ’ s private prospectuses ("Prospectuses") included in the Feeder Fund ’ s Registration Statement on Form N-2. The example is based on the fees and expenses as set forth in the table above, including the Acquired Fund Fees and Expenses, as set out in the table above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. The rate of return of the Master Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the investment advisory fee paid by the Master Fund.

You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

1 Year	3 Years	5 Years	10 Years
$ 83	$ 240	$ 387	$715

ITEM 4.	FINANCIAL HIGHLIGHTS

The following summary represents per Share data, ratios to average net assets and other financial highlights information for Shareholders for the fiscal year ended March 31, 2013 . The information has been derived from the financial statements audited by Ernst & Young LLP, an independent registered public accounting firm, whose report along with the financial statements are included in the Fund’s SAI. The SAI is available upon request.

Per Share operating performance:
	2013	2012
Net asset value per Share, beginning of year/period	$1,013.54	$1,000.00

Net investment loss (a)	(24.22)	(14.63)
Net realized and unrealized gain from investments in Portfolio Funds and Securities	57.29	61.02
Net increase resulting from operations	33.07	46.39

Distributions paid
Net investment income	(39.36)	(32.85)

Net asset value per Share, end of year/period	$1,007.25	$1,013.54

Total return (b)	3.39%	4.78%

Ratio of total expenses to average net assets (c)	2.43%	1.46%

Ratio of net investment loss to average net assets (d)	(2.43%)	(1.46%)

Portfolio turnover (e)	40.01%	27.73%

Net assets, end of year/period (in 000’s)	$54,533	$59,312

(a)	Calculated based on the average Shares outstanding methodology.
(b)
Total return assumes a subscription of a Share in the Master Fund at the beginning of the year/period indicated and a repurchase of a Share on the last day of the period, and assumes reinvestment of all distributions during the period. Total return is not annualized for periods less than twelve months.

(c)	Ratio does not reflect the Master Fund’s proportionate share of Portfolio Funds’ expenses.
(d)	Ratio does not reflect the Master Fund’s proportionate share of Portfolio Funds’ income and expenses.
(e)	The portfolio turnover rate reflects the investment activities of the Master Fund.

The above ratios and total return have been calculated for the Shareholders taken as a whole. An individual Shareholder’s ratios and total return may vary from these due to the timing of capital share transactions.

ITEM 8.	GENERAL DESCRIPTION OF THE REGISTRANT

The Master Fund is registered under the 1940 Act as a closed-end, non-diversified management investment company. The Master Fund was established as a Delaware statutory trust on August 16, 2010.

Shares in the Master Fund are being issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of, and/or Regulation D under the Securities Act. Investments in the Master Fund generally may be made only by U.S. and foreign investment companies or other investment vehicles that persons who are both "accredited investors," as defined in Regulation D under the Securities Act, and "qualified clients," as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Registrant may decline to accept any investment in its discretion. This Registration Statement by itself does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

Information on the Master Fund's investment objective, strategies and policies, the kinds of securities in which the Master Fund principally invests, other investment practices of the Master Fund and the risk factors associated with investments in the Master Fund are incorporated herein by reference from the sections entitled "Investment Objective," "Investment Strategies," "Additional Investment Policies" and "General Risks" in the Prospectuses included in the Feeder Fund ’ s Registration Statement on Form N-2.

ITEM 9.	MANAGEMENT

A description of how the business of the Master Fund is managed is incorporated herein by reference from the sections entitled "Management of the Funds," "Administration, Accounting and Investor Services Agreements" and "Custodian" in the Prospectus included in the Feeder Fund ’ s Registration Statement on Form N-2. The following list identifies the specific sections of the Prospectuses under which the information required by Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference.

ITEM 9.1	(a) "Management of the Funds – Trustees and Officers"

(b) "Management of the Funds - The Adviser"

(c) "Management of the Funds – Other Accounts Managed by the Portfolio Managers"

(d) "Administration, Accounting and Investor Services Agreements"

(e) "Custodian"

(f) The Master Fund will bear all of the expenses of its own operations, including, but not limited to, the investment management fee for the Master Fund payable to Morgan Creek Capital Management, LLC (the "Advisor"), the Master Fund's investment adviser, administration fees to State Street Bank and Trust Company, the Master Fund's administrator, and accounting, brokerage, custody, transfer, registration, interest, legal, accounting, audit, tax preparation, investment banking, research, indemnification, tax and other operational expenses, finder's fees, broker-dealer expenses and extraordinary expenses.

(g) Information on the brokerage commissions of the Master Fund is incorporated by reference from the section entitled "Portfolio Transactions and Brokerage" in the Prospectuses included in the Feeder Fund ’ s Registration Statement on Form N-2.

ITEM 9.2.	NON-RESIDENT MANAGERS

Not applicable.

ITEM 9.3	CONTROL PERSONS

See response to item 19 below. To the extent that any investor is the beneficial owner of more than 25% of the outstanding Shares (by value) of the Master Fund, such investor may be deemed to be a "control person" of the Master Fund for purposes of the 1940 Act.

ITEM 10.	CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

ITEM 10.1.	CAPITAL STOCK

The Master Fund is organized as a Delaware statutory trust. An investor in the Master Fund is a shareholder ("Shareholder") in the Master Fund and his or her rights in the Master Fund are established and governed by the Agreement and Declaration of Trust of the Master Fund, dated as of August 16, 2010 (the "Trust Instrument"). A Shareholder and its advisers should carefully review the Trust Instrument, as each Shareholder agree s to be bound by its terms and conditions. The following is a summary description of certain provisions of the Trust Instrument. The description of such provisions is not definitive and is qualified in its entirety by reference to the Trust Instrument. Reference should be made to the complete text of the Trust Instrument.

The security purchased by a Shareholder is a beneficial interest (a "Share") in the Master Fund. All Shares shall be fully paid and non-assessable. Shareholders shall have no preemptive or other rights to subscribe for any additional Shares.

Morgan Creek Capital Management, LLC, a North Carolina limited liability company, serves as the investment adviser of the Master Fund (the "Advisor"). In no event shall any Shareholder, in his or her capacity as such, have any role in the management of the Master Fund's affairs. The Shareholders shall have power to vote only: (i) for the election of trustees; (ii) with respect to any amendment of the Trust Instrument, to the extent and as provided therein; and (iii) with respect to such additional matters relating to the Master Fund as may be required by the Trust Instrument, applicable law or any registration of the Master Fund with the SEC or any state, or as the Board may consider necessary or desirable. With respect to any matter, the Shareholders shall vote in proportion to their ownership of Shares as of the record date applicable to the consideration of such matter. There shall be no cumulative voting in the election of trustees. The Shareholders may vote in person or by proxy. Unless the Board in its sole discretion determines otherwise, only matters set forth in the notice of a meeting may be voted on by Shareholders at a meeting. From time to time, the Board may seek to obtain voting instructions from Shareholders, in which case the Board will establish such procedures and protocols as it deems to be appropriate under the circumstances.

The Trust Instrument provides that on any matter submitted to a vote of all Shareholders, all Shareholders entitled to vote shall vote together. There normally will be no meetings of Shareholders for the purpose of electing members of the Board except that, in accordance with the 1940 Act: (i) the Master Fund will hold a Shareholders' meeting for the election of members of the Board at such time as less than a majority of the members of the Board holding office have been elected by Shareholders of the Master Fund; and (ii) if, as a result of filling a vacancy on the Board, less than two-thirds of the members of the Board holding office will have been elected by the Shareholders, that vacancy may be filled only by a vote of the Shareholders.

The Board (or its designated agent) may admit Shareholders to the Master Fund from time to time upon the execution by a prospective investor of an appropriate signature page to the Trust Instrument or upon the completion and execution, and the acceptance of the same by the Board (or its designated agent), of a subscription agreement in a form established by the Master Fund from time to time. The Board (or its designated agent) has the right to refuse to accept investments in the Master Fund for any or no reason. Shares will be issued only in a transaction or transactions not requiring registration under the Securities Act.

The Master Fund may be dissolved only upon approval of the Trustees of the Master Fund.

Any Shareholder may, in connection with the dissolution and liquidation of such Shareholder, tender to the Master Fund for redemption all of such Shareholder's Share. In the event of such a tender for redemption, the Master Fund, subject always to the terms of the Trust Instrument and the Master Fund's ability to liquidate sufficient Master Fund investments in an orderly fashion determined by the Board to be fair and reasonable to the Master Fund and all of the Shareholders, shall pay to such redeeming Shareholder within 90 days the proceeds of such redemption, provided that such proceeds may be paid in cash, by means of in-kind distribution of Master Fund investments, or as a combination of cash and in-kind distribution of Master Fund investments.

No Shareholder (or other person holding a Share or a portion of a Share acquired from a Shareholder) will have the right to require the Master Fund to redeem its Share or any portion thereof. No public market exists for the Shares, and none is expected to develop. Consequently, Shareholders may not be able to liquidate their investment other than as a result of repurchases of Shares by the Master Fund, as described below.

The Board, from time to time and in its sole discretion, may determine to cause the Master Fund to offer to repurchase Shares from Shareholders, including the Feeder Fund , pursuant to written tenders by Shareholders. The Advisor anticipates that it will recommend to the Board to cause the Master Fund to conduct repurchase offers on a quarterly basis in order to permit the Master Fund to conduct repurchase offers for Shares. However, there are no assurances that the Board will, in fact, decide to undertake any repurchase offer. The Master Fund will make repurchase offers, if any, to all Shareholders, on the same terms, which may affect the size of the Master Fund's repurchase offers. A Shareholder may determine, however, not to participate in a particular repurchase offer or may determine to participate to a limited degree, which will affect the liquidity of the investment of any investor in the Shareholder.

ITEM 10.2.	LONG-TERM DEBT

Not applicable.

ITEM 10.3.	GENERAL

Not applicable.

ITEM 10.4.	TAXES

Information on the taxation of the Master Fund is incorporated by reference from the section entitled "Certain Tax Considerations" in the Prospectuses included in the Feeder Fund ’ s Registration Statement on Form N-2.

ITEM 10.5.	OUTSTANDING SECURITIES

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Registrant or for its Own Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3), as of March 31, 201 3
Trust Shares	Unlimited	N/A	$ [ ]

ITEM 10.6.	SECURITIES RATINGS

Not applicable.

ITEM 11.	DEFAULTS AND ARREARS ON SENIOR SECURITIES

Not applicable.

ITEM 12.	LEGAL PROCEEDINGS

Not Applicable.

ITEM 13.	TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION ("SAI")

Not applicable.

ITEM 14.	COVER PAGE OF SAI

Not applicable.

ITEM 15.	TABLE OF CONTENTS OF SAI

Not applicable.

ITEM 16.	GENERAL INFORMATION AND HISTORY

Not applicable.

ITEM 17.	INVESTMENT OBJECTIVES AND POLICIES

Information in response to this item is incorporated by reference from the sections entitled "Investment Objective," "Investment Strategies" and "Management of the Funds" in the Prospectuses included in the Feeder Fund ’ s Registration Statements on Form N-2.

ITEM 18.	MANAGEMENT

Information in response to this item is incorporated by reference from the sections entitled "Management of the Funds" in the Prospectuses included in the Feeder Fund ’ s Registration Statements on Form N-2.

ITEM 19.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of March 31, 201 3 , the Trustees and officers of the Master Fund collectively owned less than one percent of the Master Fund's Shares by value. As of March 31, 2013 , the following Shareholders owned 5% or more of the Master Fund's outstanding Shares by value:

Name	Address	Percentage of Ownership
[ ]	[ ]	[ ] %

To the extent that any investor is the beneficial owner of more than 25% of the outstanding securities of the Master Fund, such investor may be deemed to be a "control person" of the Master Fund for purposes of the 1940 Act.

ITEM 20.	INVESTMENT ADVISORY AND OTHER SERVICES

Information on the investment advisory and other services provided for or on behalf of the Master Fund is incorporated herein by reference from the sections entitled "Management of the Funds," "Investment Management Fee," "Fund Expenses," "Administration, Accounting and Investor Services Agreements" "Custodian" and "Accountants and Legal Counsel" in the Prospectuses included in the Feeder Fund ’ s Registration Statement on Form N-2.

ITEM 21.	PORTFOLIO MANAGERS

Information about the Master Fund's portfolio managers is incorporated by reference from the section entitled "Other Accounts Managed by the Portfolio Managers" in the Prospectuses included in the Feeder Fund ’ s Registration Statement on Form N-2.

ITEM 22.	BROKERAGE ALLOCATION AND OTHER PRACTICES

A description of the Master Fund's brokerage allocation and other practices is incorporated herein by reference from the section entitled "Portfolio Transactions and Brokerage" in the Prospectuses included in the Feeder Fund ’ s Registration Statement on Form N-2.

ITEM 23.	TAX STATUS

Information on the tax status of the Master Fund is incorporated by reference from the section entitled "Certain Tax Considerations" in the Prospectuses included in the Feeder Fund ’ s Registration Statement on Form N-2.

ITEM 24.	FINANCIAL STATEMENTS

MORGAN CREEK
CAPITAL MANAGEMENT

ALTERNATIVE THINKING ABOUT INVESTMENTS

ANNUAL REPORT TO STOCKHOLDERS

FOR THE YEAR ENDED MARCH 31, 2013

GLOBAL EQUITY LONG/SHORT MASTER FUND

Global Equity Long/Short Master Fund (A Delaware Statutory Trust)
Financial Statements with Report of Independent Registered Public Accounting Firm
For the Year Ended March 31, 2013
Contents
Letter to Investors	1
Report of Independent Registered Public Accounting Firm	4
Financial Statements
Statement of Assets and Liabilities	5
Schedule of Investments	6
Statement of Operations	9
Statement of Changes in Net Assets	10
Statement of Cash Flows	12
Notes to Financial Statements	13
Board of Trustees (Unaudited)	24
Fund Management (Unaudited)	25
Other Information (Unaudited)	26
Approval of Investment Management Agreement (Unaudited)	27

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Letter to Investors

Fourth Quarter 2012

The S&P 500 Index returned a healthy 16% in 2012, and since the current bull market began in March 2009, has delivered 128.7%. The move higher is quite remarkable when fund flows are taken into account, which show huge inflows into bonds and out of equities following the heavy losses incurred during 2008 and the first quarter of 2009. Additionally, the daily spattering of negative headlines feels never-ending, making the strength and stamina of the bull market that much more notable.

Portfolio exposures have steadily increased since Q2 2012 and we expect them to continue to increase going forward. The gross and net exposure levels for the Fund as we enter 2013 are a healthy 149.5% by 49.6% and we would like to eventually see exposures reach “Jones Model Ideal” levels of 180% by 50%. Getting to these levels relies on a number of factors, including market conditions and manager selection, but we think the portfolio is better positioned currently along these levels than in the past few years. Higher exposures should allow the Fund to capture more of the market’s upside.

The Fund returned 0.3% in the last three months of 2012. At the strategy level, Global Long/Short was the largest contributor, while Technology Long/Short and Emerging Markets weighed on results. Returns within Global Long/Short were driven by the outstanding performance from Hound Partners. The manager generated positive performance on both the long and short side each month during the fourth quarter to finish the year up 17.9%. While Technology Long/Short outperformed its sector, losing only (1.5%), the strategy wasn’t able to fully overcome the S&P Technology Index’s (5.7%) drawdown triggered by the steep selloff in Apple. In Emerging Markets, the Fund experienced small losses compared to the MSCI Emerging Market’s sizeable gain of 5.6% as a result of Amiya maintaining modestly net short exposures throughout most of the quarter before flattening out exposures going into year-end.

There were a number of changes made to the portfolio to start 2013, including the decision to trim Amiya and increase directional exposure to Emerging Markets by adding long-biased managers in Brazil and Russia. In addition, we tactically added exposure to the China A-share market through an exchange listed closed-end fund. After significantly underperforming for many years, we think the domestic market in China is poised to perform strongly in 2013 as the local economy stabilizes and foreign investors re-enter the market.

We also added tactical exposure to Japanese equities in order to capitalize on what we believe could be a major inflection point. The Liberal Democratic Party, led by the newly appointed Prime Minister Shinzo Abe, swept recent elections with the campaign promise to implement aggressive fiscal and monetary expansion aimed at restoring the Japanese economy to nominal growth and ending deflation. A major part of their plan is to significantly weaken the Yen in order to boost exports. As a result, we implemented the position through a currency-hedged ETF designed to provide exposure to Japanese equity markets without subjecting investors to fluctuations in the Yen.

Elsewhere in the portfolio, we added and terminated a manager within Technology Long/Short, while hiring two and firing one within Global Long/Short. Hengistbury is one of the two new positions in Global Long/Short and the manager typically has 75% of its exposure in Europe. Hengistbury’s founder is an ex-TCI partner and we are particularly excited about the manager’s ability to take advantage of what we believe to be an interesting opportunity set in European equities.

Given the well-documented struggles the Eurozone is facing, European equities have significantly underperformed and, at one point in 2012, the relative performance vs. U.S. equities reached a 40-year low. While we expect the Eurozone to continue facing headwinds to growth, Hengistbury is focused on investing in quality, non-cyclical businesses with high cash flow generation, which should provide some downside protection in the event of a market decline. J.P. Morgan estimates the MSCI EAFE Index is trading

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	1

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Letter to Investors (continued)

1.6 standard deviations cheaper relative to the Developed Market’s average with a Price to Cash Flow ratio of 5.5x (compared to 8.2x in the U.S.) and dividend yield of 3.5% (compared to 2.1% in the U.S.). These valuations provide a relative margin of safety and we think Hengistbury has the potential to compound capital at above average rates of return.

First Quarter 2013

The Fund gained 3.7% in the first quarter of 2013, capturing approximately 50% of the MSCI World Index’s upside. We have been focused on improving the Fund’s participation in up markets, and are pleased this metric is trending in the right direction.

Global Long/Short drove gains during the quarter as seven of the eight managers in the strategy were up and the group, as a whole, generated positive results in all three months. Asia also contributed solidly with Value Partners China having an excellent quarter, up 10.3%, despite the MSCI China Index declining (4.5%). In addition to Value Partners China, the Fund’s tactical position in Japanese equities contributed positively to performance. On the negative side, performance during the quarter was held back by the Fund’s exposure to Emerging Markets, which underperformed Developed Markets sharply during the period with the MSCI Emerging Markets Index declining (1.6%) and the MSCI BRIC Index losing (3%).

Despite the headwind from Emerging Markets, the Fund’s alpha generation overall increased noticeably during the quarter and has risen significantly since last summer. We think this trend is sustainable and has some momentum behind it for two reasons: (1) the overall market environment for long/short equity continues to improve due to significant declines in correlation and volatility and (2) portfolio exposures have increased meaningfully vs. year-ago levels.

One area where we are increasingly seeing compelling opportunities is the short side. Given the market’s strength the past year, it is perhaps an understatement to say short selling has been a tough business. As one manager we respect (who has a venerable track record on the short side) put it his first quarter letter: “They say that shorting is tough. But “tough” honestly doesn’t come even remotely close to summing it up. Not even in the ballpark. Make no mistake about it…short selling is brutal. It takes a level of commitment and intellectual and emotional fortitude that is truly unrivaled in most professional disciplines. It is stressful. It is emotionally taxing. It constantly tests your conviction and mental strength. It beats up and spits out even the best of investors.” Perhaps a bit dramatic, but we think this sentiment more or less sums up the frustrations of managing a long/short portfolio in a seemingly one-directional market. Encouragingly, the best opportunities normally present themselves on the short side when frustration reaches a peak; and, based on the above quote and other conversations we have had recently with some of our managers, it is definitely getting there (or we may already be there).

Another area where we continue to see opportunity is Japan. Japanese Reflation was a Morgan Creek Investment Theme in 2004-2006, but when Abe left the PM job and the BOJ reversed all of the stimulus of the past five years in 18 months, we have had limited direct exposure to Japan. As a result, we needed a few months to dust off the files on our Japan long/short managers; however, given we wanted exposure to the opportunity immediately, decided to use an ETF as a tactical placeholder. This worked out well in the first three months of the year as the position appreciated 11.3%. At the end of March, we took profits in the tactical position and rolled the proceeds, plus a bit more, into one of our long-time favorite Japan managers Sloane Robinson. While the Japanese equity markets have rallied significantly the past six months, foreign investor flows have been the primary driver of performance and we think markets could potentially move much higher once domestic investors buy-in to Abenomics.

One final development within the Fund we are excited about is the initiation of a Best Ideas portfolio in April. We expect this to add additional alpha to the Fund and allow us to actively manage the overall net long position of the portfolio more dynamically. The core construct is

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	2

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Letter to Investors (continued)

to have our primary exposure to best-in-class managers (many of which are closed to new investors) and then augment that exposure with a direct portfolio that capitalizes on the outstanding idea flow generated from our manager relationships and our internal investment team deliberations and diligence process. Our breadth and depth of relationships and asset class exposures provides a unique information flow and insights, particularly when we can take advantage of the convergence between our public and private portfolios. We are very excited about this new component of the portfolio and are pleased with the alpha generated by the portfolio since inception of the program in mid-April.

Regards, Mark W. Yusko Chief Executive Officer & Chief Investment Officer

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	3

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of Global Equity Long/Short Master Fund

We have audited the accompanying statement of assets and liabilities of Global Equity Long/Short Master Fund (“the Fund”), including the schedule of investments, as of March 31, 2013, and the related statements of operations and cash flows for the year then ended, and the statements of changes in net assets and the financial highlights for the year then ended and the period October 3, 2011 (commencement of operations) to March 31, 2012. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of investments in portfolio funds owned as of March 31, 2013, by correspondence with the custodian, management of the underlying investment portfolio funds and others. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Global Equity Long/Short Master Fund at March 31, 2013, the results of its operations and its cash flows for the year then ended, and the changes in its net assets and financial highlights for the year then ended and the period October 3, 2011 (commencement of operations) to March 31, 2012, in conformity with U.S. generally accepted accounting principles.

New York, NY
May 30, 2013

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	4

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Statement of Assets and Liabilities
March 31, 2013 (in U.S. dollars)

Assets
Investments in Portfolio Funds, at fair value (cost of $44,584,726)	$50,580,222
Investments in Securities (cost of $1,693,931)	1,822,407
Cash and cash equivalents	1,846,939
Due from Portfolio Funds	2,291,479
Subscriptions to Portfolio Funds made in advance	1,250,000
Prepaid assets	23,622
Total assets	$57,814,669

Liabilities
Redemptions payable	$2,300,000
Subscriptions received in advance	600,000
Accrued expenses and other liabilities	178,181
Management fees payable	140,935
Accrued interest payable	39,990
Due to Institutional Feeder Fund	12,106
Due to Advisor	10,792
Total liabilities	3,282,004
Net assets	$54,532,665

Components of net assets:
Net capital	$54,117,087
Accumulated net investment loss	(3,810,135)
Accumulated net realized loss from investments	(1,898,259)
Net unrealized appreciation on investments	6,123,972
Net assets	$54,532,665

Net asset value per Share:
54,139.97 Shares issued and outstanding, unlimited Shares authorized	$1,007.25

The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	5

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Schedule of Investments
March 31, 2013 (in U.S. dollars)

Investments	Cost	Fair Value	Percent of Net Assets	Domicile	Liquidity1,2	Next Available Redemption Date3
Investments in Portfolio Funds
Asia
Ashoka Offshore Fund
18,870 shares - Series A	$2,793,435	$2,846,596	5.22%	Cayman Islands	Quarterly	6/30/2013
SR Global Fund Inc - Japan Portfolio
10,670 shares - Class H	1,250,000	1,336,577	2.45	Cayman Islands	Monthly	4/30/2013
Tybourne Equity (Offshore) Fund
2,500 shares - Series A	2,500,000	2,724,574	5.00	Cayman Islands	Quarterly	6/30/2013
Value Partners Hedge Fund, Ltd.
3,772 shares - Series 45	106,268	120,753	0.22	Cayman Islands	Monthly	4/30/2013
Value Partners Hedge Fund, Ltd.
68,111 shares - Series 47	1,918,700	2,199,319	4.03	Cayman Islands	Monthly	4/30/2013
Total Asia	8,568,403	9,227,819	16.92

Emerging Markets
Nucleo Capital Equity Fund Limited
1,250 shares - Class A	1,250,000	1,301,069	2.38	Cayman Islands	Monthly	4/30/2013
The Russian Prosperity Fund
5,310 shares - Class A	1,250,000	1,194,828	2.19	Cayman Islands	Weekly	4/8/2013
Total Emerging Markets	2,500,000	2,495,897	4.57

Energy & Natural Resources
Tiger Eye Fund, Ltd.
1,500 shares - Class A	1,500,000	1,539,089	2.82	Cayman Islands	Quarterly	3/31/2014
Total Energy & Natural Resources	1,500,000	1,539,089	2.82

Financials
Samlyn Offshore, Ltd.
299 shares - Class S	298,788	298,788	0.55	Cayman Islands	0-5 Years	N/A
Total Financials	298,788	298,788	0.55

The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	6

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Schedule of Investments (continued)
March 31, 2013 (in U.S. dollars)

Investments	Cost	Fair Value	Percent of Net Assets	Domicile	Liquidity1,2	Next Available Redemption Date3
Global Long/Short
Atlas Leveraged Fund, Ltd.
1,599 shares - Class B	$1,565,655	$1,693,299	3.11%	Cayman Islands	Monthly	4/30/2013
Falcon Edge Global, Ltd.
4,249 shares - Class B	4,250,000	4,371,508	8.02	Cayman Islands	Quarterly	9/30/2013
Glade Brook Global Offshore Fund, Ltd.
2,570 shares - Class FC-UR-2	2,500,000	2,852,912	5.23	Cayman Islands	Quarterly	6/30/2013
Hengistbury Fund Limited
15,000 shares - Class A	1,500,000	1,526,960	2.80	Cayman Islands	Quarterly	6/30/2013
Hound Partners Offshore Fund, Ltd.
2,590 shares - Class A	2,500,625	3,523,020	6.46	Cayman Islands	Quarterly	6/30/2013
Lakewood Capital Offshore Fund, Ltd.
1,149 shares - Class A-1	1,846,352	2,252,944	4.13	Cayman Islands	Quarterly	6/30/2013
Marble Arch Offshore Partners, Ltd.
717 shares - Class A	1,250,000	1,336,568	2.45	Cayman Islands	Semi-Annually	12/31/2013
Viking Global Equities III, Ltd.
968 shares - Class H	1,694,169	2,148,218	3.94	Cayman Islands	Monthly	4/30/2013
Viking Global Equities III, Ltd.
447 shares - Class I	796,165	1,014,980	1.86	Cayman Islands	Monthly	4/30/2013
Total Global Long/Short	17,902,966	20,720,409	38.00

Healthcare
Broadfin Healthcare Offshore Fund, Ltd.
1,906 shares - Series A	3,488,479	4,339,867	7.96	Cayman Islands	Quarterly	6/30/2013
Total Healthcare	3,488,479	4,339,867	7.96

The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	7

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Schedule of Investments (continued)
March 31, 2013 (in U.S. dollars)

Investments	Cost	Fair Value	Percent of Net Assets	Domicile	Liquidity1,2	Next Available Redemption Date3
Technology
Artis Partners 2X, Ltd.
1,605 shares - Class K	$186,358	$53,670	0.10%	Cayman Islands	0-5 Years	N/A
Doonbeg Fund, Ltd.
2,265 shares - Class A	2,241,038	2,781,733	5.10	Cayman Islands	Quarterly	6/30/2013
Empire Capital Partners Enhanced, Ltd.
2,500 shares - Class A	2,500,000	2,242,060	4.11	Cayman Islands	Quarterly	6/30/2013
Light Street Xenon, Ltd.
1,250 shares - Class A	1,250,000	1,264,433	2.32	Cayman Islands	Quarterly	6/30/2013
Tiger Global, Ltd.
5,676 shares - Class C	2,751,312	3,724,696	6.83	Cayman Islands	Monthly	4/30/2013
Tiger Global, Ltd.
6,047 shares - Class E	1,397,382	1,891,761	3.47	Cayman Islands	Monthly	4/30/2013
Total Technology	10,326,090	11,958,353	21.93

Total Investments in Portfolio Funds	44,584,726	50,580,222	92.75

Investments in Securities
Exchange Traded Funds
Asia
Morgan Stanley China A Share Fund
18,650 shares	452,132	440,327	0.81	United States	Daily	N/A
WisdomTree Japan Total Fund
32,000 shares	1,241,799	1,382,080	2.53	United States	Daily	N/A
Total Exchange Traded Funds	1,693,931	1,822,407	3.34

Total Investments	46,278,657	52,402,629	96.09
Other Assets, less Liabilities		2,130,036	3.91
Total Net Assets		$54,532,665	100.00%

(1)	Available frequency of redemptions after initial lock-up period, if any. Different tranches may have different liquidity terms.

(2)	0-5 Years – Portfolio Funds will periodically redeem depending on cash availability.

(3)
Investments in Portfolio Funds may be composed of multiple tranches. The Next Available Redemption Date relates to the earliest date after March 31, 2013 that redemption from a tranche is available. Other tranches may have an available redemption date that is after the Next Available Redemption Date. Redemptions from Portfolio Funds may be subject to fees.

The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	8

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Statement of Operations
For the Year Ended March 31, 2013 (in U.S. dollars)

Investment income
Interest	$1,082
Dividends	194
Total investment income	1,276

Expenses
Management fees	590,199
Administration fees	310,497
Professional fees	277,504
Interest expense	83,020
Insurance fees	47,147
Consultancy fees	30,000
Trustees’ fees	24,000
Transfer agent fees	14,054
Offering costs	2,474
Other fees	36,195
Total expenses	1,415,090

Net investment loss	(1,413,814)

Realized and unrealized gain from investments in Portfolio Funds and Securities
Net realized gain from investments in Portfolio Funds	39,834
Net realized gain from investments in Securities	35,567
Net change in unrealized appreciation on investments in Portfolio Funds	3,103,826
Net change in unrealized appreciation on investments in Securities	128,476
Net realized and unrealized gain from investments in Portfolio Funds and Securities	3,307,703

Net increase in net assets resulting from operations	$1,893,889

The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	9

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Statement of Changes in Net Assets
(in U.S. dollars)

For the period from October 3, 2011 (Commencement of Operations) through March 31, 2012

Increase in net assets resulting from operations
Net investment loss	$(843,221)
Net realized gain from investments in Portfolio Funds	1,118,131
Net change in unrealized appreciation on investments in Portfolio Funds	2,891,670
Net increase in net assets resulting from operations	3,166,580

Distributions to Shareholders from:
Net investment income	(2,236,922)

Capital share transactions:
Subscriptions (representing 68,080.51 Shares)	68,171,555
Redemptions (representing 11,964.20 Shares)	(12,125,920)
Distributions reinvested (representing 2,303.46 Shares)	2,236,922
Net increase in net assets resulting from capital share transactions	58,282,557

Net increase in net assets	59,212,215

Net assets
Beginning of period (representing 100.00 Shares)	100,000
End of period (representing 58,519.77 Shares)	$59,312,215

Accumulated net investment loss	$(1,476,739)

The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	10

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Statement of Changes in Net Assets (continued)
(in U.S. dollars)

For the year ended March 31, 2013

Increase in net assets resulting from operations:
Net investment loss	$(1,413,814)
Net realized gain from investments in Portfolio Funds	39,834
Net realized gain from investments in Securities	35,567
Net change in unrealized appreciation on investments in Portfolio Funds	3,103,826
Net change in unrealized appreciation on investments in Securities	128,476
Net increase in net assets resulting from operations	1,893,889

Distributions to Shareholders from:
Net investment income	(2,359,841)

Capital share transactions:
Subscriptions (representing 3,794.83 Shares)	3,804,080
Redemptions (representing 10,597.28 Shares)	(10,477,519)
Distributions reinvested (representing 2,422.65 Shares)	2,359,841
Net decrease in net assets resulting from capital share transactions	(4,313,598)

Net decrease in net assets	(4,779,550)

Net assets
Beginning of year (representing 58,519.77 Shares)	59,312,215
End of year (representing 54,139.97 Shares)	$54,532,665

Accumulated net investment loss	$(3,810,135)

The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	11

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Statement of Cash Flows
For the Year Ended March 31, 2013 (in U.S. dollars)

Cash flows from operating activities:
Net increase in net assets resulting from operations	$1,893,889
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by operating activities:
Purchases of investments in Portfolio Funds	(16,867,601)
Purchases of investments in Securities	(3,700,893)
Proceeds from sales of investments in Portfolio Funds	21,869,504
Proceeds from sales of investments in Securities	2,042,529
Net realized gain from investments in Portfolio Funds	(39,834)
Net realized gain from investments in Securities	(35,567)
Net change in unrealized appreciation on investments in Portfolio Funds	(3,103,826)
Net change in unrealized appreciation on investments in Securities	(128,476)
Changes in operating assets and liabilities:
Due from Portfolio Funds	8,466,890
Subscriptions to Portfolio Funds made in advance	(1,250,000)
Prepaid assets	2,377
Accrued expenses and other liabilities	38,015
Management fees payable	(35,572)
Accrued interest payable	11,630
Due to Institutional Feeder Fund	12,106
Due to Advisor	6,500
Net cash provided by operating activities	9,181,671

Cash flows from financing activities:
Proceeds from advances on line of credit	2,000,000
Repayments of advances on line of credit	(2,000,000)
Subscriptions	4,404,080
Redemptions, net of redemptions payable	(20,177,519)
Net cash used in financing activities	(15,773,439)

Net decrease in cash and cash equivalents	(6,591,768)

Cash and cash equivalents
Beginning of year	8,438,707
End of year	$1,846,939

Supplemental disclosure of cash flow information:
Distributions reinvested	$2,359,841

Interest paid	$9,280

The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	12

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Notes to Financial Statements
March 31, 2013

1.	Organization and Nature of Business

Global Equity Long/Short Master Fund (the “Master Fund”) was organized under the laws of the State of Delaware as a statutory trust on August 16, 2010. The Master Fund commenced operations on October 3, 2011 (“Commencement of Operations”) and operates pursuant to the Agreement and Declaration of Trust (the “Trust Instrument”). The Master Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified management investment company. While non-diversified for 1940 Act purposes, the Fund intends to comply with the diversification requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), as such requirements are described in more detail below. The Master Fund is structured as a fund-of-funds whose investment objective is to generate greater long-term returns when compared to traditional equity market benchmarks, while exhibiting a lower level of volatility and a modest degree of correlation to these markets. The Master Fund seeks to achieve this objective primarily by investing in private funds and other pooled investment vehicles (collectively, the “Portfolio Funds”) and exchange traded funds (“Securities”) that are not expected to be highly correlated to each other or with traditional equity markets over a long-term time horizon. The Master Fund normally invests 80% of its assets in Portfolio Funds that will primarily engage in long/short equity strategies. Under normal circumstances, 80% or more of the investment portfolios of the Portfolio Funds on an aggregate basis will consist of equity securities and 40% or more of the investments portfolios of the Portfolio Funds on an aggregate basis will be non-U.S. securities. The Portfolio Funds are managed by third-party investment managers (the “Managers”) selected by the investment adviser, with the intention of adding additional Portfolio Funds as the need to diversity among additional Portfolio Funds increases.

Morgan Creek Capital Management, LLC (the “Advisor”), a North Carolina limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), serves as the Master Fund’s investment adviser. The Advisor also serves as the investment adviser to Morgan Creek Global Equity Long/Short Fund (the “U.S. Feeder Fund”), Morgan Creek Global Equity Long/Short Institutional Fund (the “Institutional Feeder Fund”) and Morgan Creek Opportunity Offshore Fund, Ltd. (the “Cayman Feeder Fund”), (together the “Feeder Funds”). The Feeder Funds and the Master Fund are collectively referred to herein as the ‘Funds’. The Advisor is responsible for providing day-to-day investment management services to the Funds, subject to the supervision of the Funds’ Board of Trustees (the “Board”).

The Board has overall responsibility for monitoring and overseeing the Funds’ investment program and their management and operations. A majority of the Trustees are “Independent Trustees” who are not “interested persons” (as defined by the 1940 Act) of the Master Fund.

The Master Fund is a “Master” fund in a “Master-Feeder” structure whereby the Feeder Funds invest substantially all of their assets in the Master Fund. As of March 31, 2013, the Institutional Feeder Fund and the Cayman Feeder Fund represented $2,377,509 or 4.36% and $52,046,817 or 95.44%, respectively, of the Master Fund’s net assets. The U.S. Feeder Fund liquidated its investment in the Master Fund as of June 30, 2012. As a result, the U.S. Feeder Fund had $0 invested in the Master Fund as of March 31, 2013.

Investors in the Master Fund (“Shareholders”) are governed by the Trust Instrument and bound by its terms and conditions. The security purchased by a Shareholder is a beneficial interest (a “Share”) in the Master Fund. All Shares shall be fully paid and are non-assessable. Shareholders shall have no preemptive or other rights to subscribe for any additional Shares.

The U.S. Feeder Fund and Institutional Feeder Fund have entered into distribution agreements (the “Distribution Agreements”) with Town Hall Capital, LLC (the “Distributor”), an affiliate of the Advisor, to provide for distribution of the Shares on a reasonable best efforts basis, subject to various conditions. The Distributor may enter into selected dealer arrangements with various brokers, dealers, banks and other financial intermediaries (“Selling Agents”), which have agreed to participate in the distribution of the U.S. Feeder Fund’s and Institutional Feeder Fund’s Shares.

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	13

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Notes to Financial Statements (continued)
March 31, 2013

Shares in the Master Fund are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”). Investments in the Master Fund generally may be made only by U.S. investment companies or other investment vehicles that are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated under the 1933 Act and “qualified clients” within the meaning of Rule 205-3 promulgated under the Advisers Act. The Master Fund may decline to accept any investment in its discretion. The Master Fund’s registration statement by itself does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act. The Board (or its designated agent) may admit Shareholders to the Master Fund from time to time upon the execution by a prospective investor of the appropriate documentation. Shares will be issued at the net asset value (“NAV”) per Share of the Master Fund.

The Board, from time to time and in its sole discretion, may determine to cause the Master Fund to offer to repurchase Shares from Shareholders, including the Feeder Funds, pursuant to written tenders by Shareholders. The Advisor anticipates that it will recommend to the Board to cause the Master Fund to conduct repurchase offers on a quarterly basis in order to permit the Master Fund to conduct repurchase offers for Shares. However, there are no assurances that the Board will, in fact, decide to undertake any repurchase offer. The Master Fund will make repurchase offers, if any, to all Shareholders, on the same terms, which may affect the size of the Master Fund’s repurchase offers. A Shareholder may determine, however, not to participate in a particular repurchase offer or may determine to participate to a limited degree, which will affect the liquidity of the investment of any investor in the Shareholder. In the event of a tender for redemption, the Master Fund, subject to the terms of the Trust Instrument and the Master Fund’s ability to liquidate sufficient Master Fund investments in an orderly fashion determined by the Board to be fair and reasonable to the Master Fund and all of the Shareholders, shall pay to such redeeming Shareholder within 90 days the proceeds of such redemption, provided that such proceeds may be paid in cash, by means of in-kind distribution of Master Fund investments, or as a combination of cash and in-kind distribution of Master Fund investments. Shares will be redeemed at the NAV per Share of the Master Fund.

2.	Summary of Significant Accounting Policies

Basis for Accounting

The accompanying financial statements of the Master Fund are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and in accordance with Accounting Standards Codification (“ASC”) as set forth by the Financial Accounting Standards Board (“FASB”). The Master Fund maintains its financial records in U.S. dollars and follows the accrual basis of accounting. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

Valuation of Portfolio Funds and Securities

The Master Fund carries its investments in Portfolio Funds at fair value in accordance with ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which clarifies the definition of fair value for financial reporting, establishes a hierarchal disclosure framework for measuring fair value and requires additional disclosures about the use of fair value measure.

The NAV of the Master Fund is determined as of the close of business at the end of any fiscal period, generally monthly, in accordance with the valuation principles set forth below, or as may be determined from time to time pursuant to policies established by the Advisor. The Master Fund’s NAV is calculated by State Street Bank & Trust Company, the Master Fund’s administrator (the “Administrator,” the “Custodian,” the “Transfer Agent” or “State Street”).

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	14

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Notes to Financial Statements (continued)
March 31, 2013

The Board has delegated the process of valuing securities for which market quotations are not readily available to the Valuation Committee (the “Committee”). The Committee is responsible for overseeing and monitoring the Master Fund’s valuation policies and procedures (which have been adopted by the Board and are subject to Board supervision), making recommendations to the Board on valuation-related matters and overseeing implementation of the valuation procedures used by the Master Fund to value securities, including the fair value of the Master Fund’s investments in Portfolio Funds. These procedures shall be reviewed by the Board no less than frequently than annually. Any revisions to these procedures that are deemed necessary shall be reported to the Board at its next regularly scheduled meeting.

Investments in Portfolio Funds held by the Master Fund are valued as follows:

The Master Fund measures the fair value of an investment that does not have a readily determinable fair value, based on the NAV of the investment as a practical expedient, without further adjustment, unless it is probable that the investment will be sold at a value significantly different than the NAV in accordance with Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820) - Investments in Certain Entities That Calculate Net Assets Value per Share (or Its Equivalent) (“ASU 2009-12”). If the practical expedient NAV is not as of the reporting entity’s measurement date, then the NAV is adjusted to reflect any significant events that may change the valuation. In using the NAV as a practical expedient, certain attributes of the investment, that may impact the fair value of the investment, are considered in measuring fair value. Attributes of those investments include the investment strategies of the investees and may also include, but are not limited to, restrictions on the investor’s ability to redeem its investments at the measurement date. The Master Fund is permitted to invest in alternative investments that do not have a readily determinable fair value and, as such, has elected to use the NAV as calculated on the reporting entity’s measurement date as the fair value of the investments. Investments in Portfolio Funds are subject to the terms of the Portfolio Funds’ offering documents. Valuations of the Portfolio Funds may be subject to estimates and are net of management and performance incentive fees or allocations payable to the Portfolio Funds as required by the Portfolio Funds’ operating documents.

The Advisor’s rationale for the above approach derives from the reliance it places on its initial and ongoing due diligence, which understands the respective controls and processes around determining the NAV with the Managers of the Portfolio Funds. The Advisor has designed an ongoing due diligence process with respect to the Portfolio Funds and their Managers, which assists the Advisor in assessing the quality of information provided by, or on behalf of, each Portfolio Fund and in determining whether such information continues to be reliable or whether further investigation is necessary.

Where no value is readily available from a Portfolio Fund or where a value supplied by a Portfolio Fund is deemed by the Advisor not to be indicative of its fair value, the Advisor will determine, in good faith, the fair value of the Portfolio Fund under procedures adopted by the Board and subject to the Board’s supervision. The Advisor values the Master Fund’s assets based on such reasonably available relevant information as it considers material. Because of the inherent uncertainty of valuation, the fair values of the Master Fund’s Portfolio Funds may differ significantly from the values that would have been used had a ready market for the Portfolio Funds held by the Master Fund been available.

Investments in Publicly Traded Securities held by the Master Fund are valued as follows:

The Master Fund values investments in publicly traded securities, including exchange traded funds, that are listed on a national securities exchange at their closing price on the last business day of the period. Publicly traded securities are generally categorized in level 1 of the fair value hierarchy.

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	15

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Notes to Financial Statements (continued)
March 31, 2013

Cash and cash equivalents

Cash and cash equivalents include cash held on deposit in a segregated account with the Master Fund’s Custodian.

Income and Operating Expenses

The Master Fund bears its own expenses including, but not limited to, legal, accounting (including third-party accounting services), auditing and other professional expenses, offering costs, administration expenses and custody expenses. Interest income and interest expense are recorded on an accrual basis. Operating expenses are recorded as incurred.

Recognition of Gains and Losses

Change in unrealized appreciation (depreciation) from each Portfolio Fund and Security is included in the Statement of Operations as net change in unrealized appreciation on investments.

Investment transactions in Portfolio Funds and Securities are recorded on a trade date basis. Any proceeds received from Portfolio Fund redemptions and Security sales that are in excess of the Portfolio Fund’s or Security’s cost basis are classified as net realized gain from investments on the Statement of Operations. Any proceeds received from Portfolio Fund redemptions and Security sales that are less than the Portfolio Fund's and Security's cost basis are classified as net realized loss from investments on the Statement of Operations. Realized gains and losses from investments in Portfolio Funds and Securities are calculated based on average cost basis.

Income Taxation

The Master Fund intends to comply with the requirements of Subchapter M of the Code applicable to regulated investment companies (“RICs”) and to distribute substantially all of its taxable income to its Shareholders. Therefore, no provision for federal income taxes is required. The Master Fund files tax returns with the U.S. Internal Revenue Service and various states. The Master Fund may be subject to taxes imposed by countries in which it invests. Such taxes are generally based on Fund’s or Security’s income earned or gains realized or repatriated. Taxes are accrued and applied to net investment income, net realized capital gains and net unrealized appreciation, as applicable, as the income is earned or capital gains are recorded. The Master Fund has concluded there are no significant uncertain tax positions that would require recognition in the financial statements as of March 31, 2013. If applicable, the Master Fund recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in other expenses on the Statement of Operations. Generally, tax authorities can examine all tax returns filed for the last three years. The Master Fund’s major tax jurisdictions are the United States, the State of Delaware and the State of North Carolina. As of March 31, 2013, all tax years remain subject to examination.

On December 22, 2010, the Regulated Investment Company Modernization Act of 2010 (the “Modernization Act”) was signed into law. The Modernization Act modernizes several tax provisions related to RICs and their shareholders. One key change made by the Modernization Act is that capital losses will generally retain their character as short-term or long-term and may be carried forward indefinitely to offset future gains. These losses are utilized before other capital loss carryforwards that expire. Generally, the Modernization Act is effective for taxable years beginning after December 22, 2010.

As of March 31, 2013, the Master Fund had available for federal income tax purposes unused short-term capital losses that will not expire:

Short-term losses (no expiration)	$(1,098,169)

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	16

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Notes to Financial Statements (continued)
March 31, 2013

Capital losses and specified ordinary losses, including currency losses, incurred after October 31 but within the taxable year are deemed to arise on the first day of the Master Fund’s next taxable year. For the year ended March 31, 2013, the Master Fund deferred to April 1, 2013 for U.S. federal income tax purposes the following losses:

Post-October currency and specified ordinary losses	$—
Post-October short-term capital losses	$(454,308)
Post-October long-term capital losses	$(345,782)

As of March 31, 2013, the cost and related gross unrealized appreciation and depreciation for tax purposes were as follows:

Cost of investments for tax purposes	$52,719,956
Gross tax unrealized appreciation	$140,279
Gross tax unrealized depreciation	(457,606)
Net tax unrealized appreciation (depreciation) on investments	$(317,327)

Distribution of Income and Gains

The Master Fund declares and pays dividends annually from net investment income. Net realized gains, if any, are distributed at least annually. Distributions from net realized gains for book purposes may include short-term capital gains, which are included as ordinary income for tax purposes.

In order to satisfy the diversification requirements under Subchapter M of the Code, the Master Fund generally invests its assets in Portfolio Funds organized outside the United States that are treated as corporations for U.S. tax purposes and are expected to be classified as passive foreign investment companies (“PFICs”). As such, the Master Fund expects that its distributions generally will be taxable as ordinary income to the Shareholders.

Pursuant to the dividend reinvestment plan established by the Master Fund (the “DRIP”), each Shareholder whose shares are registered in its own name will automatically be a participant under the DRIP and have all income, dividends and capital gains distributions automatically reinvested in additional shares unless such Shareholder specifically elects to receive all income, dividends and capital gain distributions in cash.

The tax character of distributions paid during the year ended March 31, 2013 was as follows:

Distributions paid from:
Ordinary income	$2,359,841

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	17

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Notes to Financial Statements (continued)
March 31, 2013

Permanent differences, primarily due to the sale of marked-to-market PFICs and offering costs, resulted in the following reclassifications among the Master Fund’s components of net assets as of March 31, 2013:

Accumulated net investment income (loss)	$1,440,259
Accumulated net realized gain (loss)	$(1,489,624)
Net capital	$49,365

As of March 31, 2013, the components of distributable earnings on a tax basis were as follows:

Undistributed ordinary income (loss)	$2,631,163
Unrealized appreciation (depreciation)	$(317,327)
Capital and other losses	$(1,098,169)
Qualified late year losses	$(800,090)

Temporary differences are primarily due to differing book and tax treatments in the timing of the recognition of gains (losses) on certain investment transactions and the timing of the deductibility of certain expenses.

3.	Fair Value of Financial Instruments

In accordance ASC 820, the Master Fund discloses the fair value of its investments in Portfolio Funds and Securities in a hierarchy that prioritizes the inputs to valuation techniques used to measure the fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level 1 - Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Master Fund has the ability to access at the measurement date;

Level 2 - Other significant observable inputs including fair value of investments with the ability to redeem at NAV as of the measurement date, or during the first quarter following the measurement date; and

Level 3 - Other significant unobservable inputs including fair value of investments that do not have the ability to redeem at NAV as of the measurement date, or during the first quarter following the measurement date.

Inputs broadly refer to the assumptions that market participants use to make valuation decisions, including assumptions about risk. The Advisor generally uses the NAV per share of the investment (or its equivalent) reported by the Portfolio Fund as the primary input to its valuation; however, adjustments to the reported amount may be made based on various factors.

A Portfolio Fund’s or Security’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by the Advisor. The Advisor considers observable data to be that market data which is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by multiple, independent sources that are actively involved in the relevant market. The categorization of the Portfolio Funds within the hierarchy is based upon the redemption terms of the Portfolio Funds and does not necessarily correspond to the Advisor’s perceived risk of the Portfolio Funds.

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	18

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Notes to Financial Statements (continued)
March 31, 2013

All of the Master Fund’s investments in Portfolio Funds have been classified within level 2 or level 3. All of the Master Fund’s investments in Securities have been classified within level 1. Transfers in and/or out of levels are recognized at the date of circumstances that caused the transfer.

The Advisor’s belief of the most meaningful presentation of the strategy classification of the Portfolio Funds and Securities is as reflected on the Schedule of Investments.

Hedge funds are generally funds whose shares are issued pursuant to an exemption from registration under the 1940 Act or are issued offshore that typically offer subscription and redemption options to investors. The frequency of such subscriptions or redemptions is dictated by such fund’s governing documents. The amount of liquidity provided to investors in a particular fund is generally consistent with the liquidity and risk associated with the Portfolio Funds (i.e., the more liquid the investments in the portfolio, the greater the liquidity provided to the investors).

Liquidity of individual hedge funds vary based on various factors and may include “gates,” “holdbacks” and “side pockets” imposed by the manager of the hedge fund, as well as redemption fees which may also apply. These items have been identified as illiquid on the Schedule of Investments.

Assumptions used by the Advisor due to the lack of observable inputs may significantly impact the resulting fair value and therefore the Master Fund’s results of operations.

The following is a summary of the inputs used as of March 31, 2013 in valuing the Master Fund’s investments in Portfolio Funds and Securities carried at fair value:

	Assets at Fair Value as of March 31, 2013
	Level 1	Level 2	Level 3	Total
Investments
Portfolio Funds
Asia	$—	$6,503,245	$2,724,574	$9,227,819
Emerging Markets	—	2,495,897	—	2,495,897
Energy & Natural Resources	—	—	1,539,089	1,539,089
Financials	—	—	298,788	298,788
Global Long/Short	—	11,489,313	9,231,096	20,720,409
Healthcare	—	4,339,867	—	4,339,867
Technology	—	6,288,226	5,670,127	11,958,353
Securities
Exchange Traded Funds	1,822,407	—	—	1,822,407
Total Investments	$1,822,407	$31,116,548	$19,463,674	$52,402,629

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	19

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Notes to Financial Statements (continued)
March 31, 2013

The following is a reconciliation of investments in Portfolio Funds for which significant unobservable inputs (level 3) were used in determining fair value:

	Asia	Energy & Natural Resources	Financials	Global Long/Short	Technology	Total
Balance as of April 1, 2012	$—	$1,572,340	$366,001	$9,246,612	$6,400,159	$17,585,112
Purchases	2,500,000	1,500,000	—	5,500,000	—	9,500,000
Sales	—	(1,557,109)	(80,090)	(3,737,648)	(1,357,059)	(6,731,906)
Net realized gain	—	139,013	12,877	726,696	299,011	1,177,597
Net change in unrealized appreciation (depreciation)	224,574	(115,155)	—	658,634	328,016	1,096,069
Transfers into level 3	—	—	—	—	—	—
Transfers out of level 3*	—	—	—	(3,163,198)	—	(3,163,198)
Balance as of March 31, 2013	$2,724,574	$1,539,089	$298,788	$9,231,096	$5,670,127	$19,463,674

Net change in unrealized appreciation (depreciation) on level 3 investments in Portfolio Funds still held as of March 31, 2013	$224,574	$39,089	$—	$346,140	$328,016	$937,819

*
Transfers out of level 3 represent investments that were previously categorized as level 3 investments during the reporting period. In accordance with authoritative guidance, these investments are being reclassified as level 2 investments for the year ended March 31, 2013 as the Master Fund had the ability to redeem its investments at net asset value as of March 31, 2013 or during the first quarter following March 31, 2013.

There were no changes in valuation technique and no other transfers between the levels of the fair value hierarchy during the reporting period, except as noted above.

Net realized gain and net change in unrealized appreciation (depreciation) presented above are reflected in the accompanying Statement of Operations.

4.	Investments in Portfolio Funds and Securities

The Master Fund has the ability to liquidate its investments in Portfolio Funds periodically, ranging from monthly to every five years, depending on the provisions of the respective Portfolio Funds’ operating agreements. As of March 31, 2013, the Master Fund was invested in twenty two Portfolio Funds. All Portfolio Funds in which the Master Fund invested are individually identified on the Schedule of Investments. These Portfolio Funds may invest in U.S. and non-U.S. equities and equity-related instruments, fixed income securities, currencies, futures, forward contracts, swaps, other derivatives and other financial instruments and commodities.

The Managers of substantially all Portfolio Funds receive an annual management fee of up to 2% of the Master Fund’s NAV of the respective Portfolio Funds. Management of the Portfolio Funds also receive performance allocations of up to 20% of the Master Fund’s net profit from its investments in the respective Portfolio Funds, subject to any applicable loss carryforward provisions, as defined by the respective Portfolio Funds’ operating agreements.

For the year ended March 31, 2013, aggregate purchases and proceeds from sales of investments in Portfolio Funds and Securities were $20,568,494 and $23,912,033, respectively.

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	20

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Notes to Financial Statements (continued)
March 31, 2013

5.	Offering of Shares

The Master Fund’s Share activities for the year ended March 31, 2013 were as follows:

Balance as of April 1, 2012	Subscriptions	Redemptions	Distributions reinvested	Balance as of March 31, 2013
58,519.77	3,794.83	(10,597.28)	2,422.65	54,139.97

6.	Investment Receivables and Payables

As of March 31, 2013, $2,291,479 was due to the Master Fund from Portfolio Funds. The receivable amount represents the fair value of certain Portfolio Fund tranches, net of management fees, incentive fees and allocations that were redeemed by the Master Fund at period-end or holdback amounts that will be received from certain Portfolio Funds. The Master Fund had no reserve on receivables as of March 31, 2013.

7.	Management Fee, Related Party Transactions and Other

The Master Fund bears all of the expenses of its own operations, including, but not limited to, the investment management fee for the Master Fund payable to the Advisor, administration fees, custody fees, and transfer agent fees to State Street.

In consideration for its advisory and other services, the Advisor shall receive a quarterly management fee, payable quarterly in arrears based on the NAV of the Master Fund as of the last business day of such quarter, prior to any quarter-end redemptions, in an amount equal to an annual rate of 1.00% of the Master Fund’s NAV. The management fee is in addition to the asset-based fees and incentive fees or allocations charged by the Portfolio Funds and indirectly borne by Shareholders in the Master Fund. For the year ended March 31, 2013, the Master Fund incurred management fees of $590,199, of which $140,935 was payable to the Advisor as of March 31, 2013.

As of March 31, 2013, the Master Fund had a payable balance of $10,792 due to the Advisor.

As of March 31, 2013, the Master Fund had a payable balance of $4,948 of offering costs which is included in accrued expenses and other liabilities on the Statement of Assets and Liabilities.

The Advisor has paid and borne all expenses categorized as organizational costs.

State Street provides accounting and administrative services to the Master Fund under an administrative services agreement (the “Administration Agreement”). Pursuant to the Administration Agreement, State Street is paid a monthly administrative fee at an annual rate of 0.07% of the Master Fund’s monthly NAV for these services.

State Street also serves as the Master Fund’s Custodian and Transfer Agent. State Street shall be entitled to custody fees as reasonable compensation for its services and expenses as agreed upon from time to time between the Master Fund on behalf of each applicable Portfolio Fund and State Street. Transfer agent fees are payable monthly based on an annual per Shareholder account charge plus out-of-pocket expenses incurred by State Street on the Master Fund’s behalf. For the year ended March 31, 2013, the Master Fund incurred transfer agent fees of $14,054, of which $1,403 were payable as of March 31, 2013.

As of March 31, 2013, the Master Fund had a payable balance of $12,106 due to the Institutional Feeder Fund, a related party.

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	21

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Notes to Financial Statements (continued)
March 31, 2013

From time to time, the Master Fund may have a concentration of Shareholders holding a significant percentage of its net assets. Investment activities of these Shareholders could have a material impact on the Master Fund. As of March 31, 2013, the Cayman Feeder Fund maintains a significant holding in the Master Fund which represents 95.44% of the Master Fund’s NAV.

8.	Credit Agreement

The Master Fund has entered into a credit agreement with Credit Suisse International that bears interest at LIBOR plus 1.90%. The average LIBOR rate for the year ended March 31, 2013 was 0.38%. The maximum aggregate principal amount of credit that may be extended to the Master Fund at any time is $10,000,000. The credit agreement is set to expire on December 20, 2013. The terms of the credit facility include limits on other indebtedness aggregate volatility, minimum net equity and other standard covenants. This credit agreement is not used as leverage, rather to provide bridge financing and meet liquidity needs that may arise. The average borrowings outstanding for the year ended March 31, 2013 were $131,507. As of March 31, 2013, there was no outstanding balance related to this credit agreement. The credit facility is collateralized by all Portfolio Fund investments of the Master Fund.

9.	Risks and Contingencies

The Master Fund’s investments in Portfolio Funds may be subject to various risk factors including market, credit, currency and geographic risk. The Master Fund’s investments in Portfolio Funds may be made internationally and thus may have concentrations in such regions. The Master Fund’s investments in Portfolio Funds are also subject to the risk associated with investing in Portfolio Funds. The Portfolio Funds are generally illiquid, and thus there can be no assurance that the Master Fund will be able to realize the value of such investments in Portfolio Funds in a timely manner. Since many of the Portfolio Funds may involve a high degree of risk, poor performance by one or more of the Portfolio Funds could severely affect the total returns of the Master Fund.

Although the Master Fund’s investments in Portfolio Funds are denominated in U.S. dollars, the Master Fund may invest in securities and hold cash balances at its brokers that are denominated in currencies other than its reporting currency. Consequently, the Master Fund is exposed to risks that the exchange rate of the U.S. dollars relative to other currencies may change in a manner that has an adverse effect on the reported value of that portion of the Master Fund’s assets which are denominated in currencies other than the U.S. dollars. The Master Fund may utilize options, futures and forward currency contracts to hedge against currency fluctuations, but there can be no assurance that such hedging transactions will be effective.

In order to obtain more investable cash, the Portfolio Funds may utilize a substantial degree of leverage. Leverage increases returns to investors if the Managers earn a greater return on leveraged investments than the Managers’ cost of such leverage. However, the use of leverage, such as margin borrowing, exposes the Master Fund to additional levels of risk including (i) greater losses from investments in Portfolio Funds than would otherwise have been the case had the Managers not borrowed to make the investments in Portfolio Funds, (ii) margin calls or changes in margin requirements may force premature liquidations of investment positions and (iii) losses on investments in Portfolio Funds where the Portfolio Funds fails to earn a return that equals or exceeds the Managers’ cost of leverage related to such Portfolio Funds.

In the normal course of business, the Portfolio Funds in which the Master Fund invests may pursue certain investment strategies, trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, leverage, short selling, global tactical asset allocation strategies, event-drive strategies and other related risks pursuant to the Trust Instrument. The Master Fund’s risk of loss in each Portfolio Fund is limited to the value of the Master Fund’s interest in each Portfolio Fund as reported by the Master Fund.

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	22

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Notes to Financial Statements (continued)
March 31, 2013

10.	Contractual Obligations

The Master Fund enters into contracts that contain a variety of indemnifications. The Master Fund’s maximum exposure under these arrangements is unknown. However, the Master Fund has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

11.	Financial Highlights

The following summary represents per Share data, ratios to average net assets and other financial highlights information for Shareholders for the year ended March 31, 2013 and for the period from October 3, 2011 (commencement of operations) through March 31, 2012:

Per Share operating performance:
	2013	2012
Net asset value per Share, beginning of year/period	$1,013.54	$1,000.00

Net investment loss (a)	(24.22)	(14.63)
Net realized and unrealized gain from investments in Portfolio Funds and Securities	57.29	61.02
Net increase resulting from operations	33.07	46.39

Distributions paid
Net investment income	(39.36)	(32.85)

Net asset value per Share, end of year/period	$1,007.25	$1,013.54

Total return (b)	3.39%	4.78%

Ratio of total expenses to average net assets (c)	2.43%	1.46%

Ratio of net investment loss to average net assets (d)	(2.43%)	(1.46%)

Portfolio turnover (e)	40.01%	27.73%

Net assets, end of year/period (in 000’s)	$54,533	$59,312

(a)	Calculated based on the average Shares outstanding methodology.
(b)
Total return assumes a subscription of a Share in the Master Fund at the beginning of the year/period indicated and a repurchase of a Share on the last day of the period, and assumes reinvestment of all distributions during the period. Total return is not annualized for periods less than twelve months.

(c)	Ratio does not reflect the Master Fund’s proportionate share of Portfolio Funds’ expenses.
(d)	Ratio does not reflect the Master Fund’s proportionate share of Portfolio Funds’ income and expenses.
(e)	The portfolio turnover rate reflects the investment activities of the Master Fund.

The above ratios and total return have been calculated for the Shareholders taken as a whole. An individual Shareholder’s ratios and total return may vary from these due to the timing of capital share transactions.

12.	Subsequent Events

Management has evaluated the impact of all subsequent events on the Master Fund through the date the financial statements were issued. Management has determined that there are no material events requiring additional disclosures in the financial statements through this date.

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	23

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Board of Trustees (Unaudited)

Name(1) and Year of Birth	Position(s) held With Registrant	Term of Office(2) and Length of Time Served	Principal Occupation(s) During Past Five Years and Other Relevant Qualifications(3)	Number of Morgan Creek- Advised Funds Overseen by Trustee	Other Public Company Directorships Held by Trustee In the Past Five Years
Independent Trustees
William C. Blackman 1946	Trustee	Since 2010	Shareholder of Blackman & Sloop (accounting firm) from 2005 to June 2008.	3 Funds	None
Michael S. McDonald 1966	Trustee	Since 2010	Vice President of McDonald Automotive Group (automobile franchises) since 1989.	3 Funds	None
Sean S. Moghavem 1964	Trustee	Since 2010
President of Archway Holdings Corp. since prior to 2005 to present; President of URI Health and Beauty LLC since prior to 2005 to present; President of Archway Holdings-Wilmed LLC from April 2008 to present.
				3 Funds	None
Interested Trustees(4)
Mark W. Yusko 1963	Trustee, Chairman and President	Since 2010
Mr. Yusko is Chief Investment Officer and Chief Executive Officer of Morgan Creek Capital Management, LLC since July, 2004. Previously, Mr. Yusko served as President and Chief Executive Officer for UNC Management Co., LLC from January 1998 through July 2004, where he was responsible for all areas of investment management for the UNC Endowment and Affiliated Foundation Funds.
				3 Funds	None
Michael Hennessy 1957	Trustee, Managing Director and Investments	Since 2010
Mr. Hennessy is Managing Director of Morgan Creek Capital Management, LLC since July, 2004. Previously, Mr. Hennessy served as Vice President for UNC Management Co., LLC from January 1998 through July 2004, where he was responsible for all areas of investment management for the UNC Endowment and Affiliated Foundation Funds.
				3 Funds	None

(1)	The address for each of the Master Funds’ Trustees is c/o Morgan Creek Capital Management, LLC, 301 West Barbee Chapel Road, Chapel Hill, NC 27517.

(2)	Trustees serve until their resignation, removal or death.

(3)
The information above includes each Trustee’s principal occupation during the last five years and other information relating to the experience, attributes, and skills relevant to each Trustee’s qualifications to serve as a Trustee, which led to the conclusion that each Trustee should serve as a Trustee for the Funds.

(4)	Mr. Yusko and Mr. Hennessy are “interested persons,” as defined in the 1940 Act, of the Funds based on their position with Morgan Creek Capital Management, LLC and its affiliates.

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	24

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Fund Management (Unaudited)

Name and Year of Birth	Position(s) held With Registrant	Length of Time Served	Principal Occupation(s) During Past Five Years
Officers
Mark B. Vannoy 1976	Treasurer	Since 2010
Mr. Vannoy joined Morgan Creek in January 2006 and serves as Director of Fund Administration. Prior to Morgan Creek, Mr. Vannoy worked at Nortel Networks, Ernst & Young, and KPMG both in the United States and Cayman Islands.

Taylor Thurman 1979	Chief Compliance Officer	Since 2011
Mr. Thurman joined Morgan Creek in February 2006 and serves as a Director. Prior to Morgan Creek, Mr. Thurman was employed by Cambridge Associates, LLC, an investment consulting firm, from 2003 to February 2006.

David K. James 1970	Secretary	Since 2010	Vice President and Managing Counsel, State Street Bank and Trust Company (2009 to present); Vice President and Counsel, PNC Global Investment Servicing (US), Inc. (2006 to 2009).

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	25

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Other Information (Unaudited)

Proxy Voting Policies and Procedures and Proxy Voting Record

A copy of (1) the Master Fund’s policies and procedures with respect to the voting of proxies relating to the Portfolio Funds; and (2) how the Master Fund voted proxies relating to Portfolio Funds during the most recent period ended March 31 is available without charge, upon request, by calling the Master Fund at 1-919-933-4004. This information is also available on the Securities and Exchange Commission’s website at http://www.sec.gov.

Quarterly Schedule of Investments

The Master Fund also files a complete Schedule of Investments with the Securities and Exchange Commission for the Master Fund’s first and third fiscal quarters on Form N-Q. The Master Fund’s Form N-Q are available on the Securities and Exchange Commission’s website at http://www.sec.gov. The Masters Fund’s Form N-Q may be reviewed and copied at the Securities and Exchange Commission’s Public Reference Room in Washington, D.C. and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. Once filed, the most recent Form N-Q will be available without charge, upon request, by calling the Fund at 1-919-933-4004.

Privacy Notice for Clients/Customers/Service Providers of Morgan Creek Capital Management, LLC

As required under applicable federal law, this notice informs you of the privacy policies of Morgan Creek Capital Management, LLC, its affiliated entities and its affiliated investment funds (collectively referred to as “the Adviser”).

The Adviser will not disclose information concerning the Advisory Clients, investors or former clients or investors, such as names, addresses, social security numbers, tax identification numbers, net worth, total assets, income, and other financial information necessary to determine required accreditation standards (the “Information”) except: (i) to the administrator, the Adviser’s attorneys, accountants, auditors and to other service providers that assist the Adviser in providing advisory services and/or effecting client transactions and who have a need for the Information in connection with such providing services; (ii) to third-party service providers or financial institutions who may be providing marketing services to the Adviser, provided that such persons must agree to protect the confidentiality of the Information and use the Information only for the purposes of providing services to the Adviser; and (iii) as otherwise required or permitted by law. The Adviser restricts access to the Information to employees who need to know the Information to provide services to the Adviser, its advisory clients and investors. The Adviser also maintains physical, electronic and procedural safeguards that comply with U.S. federal standards to guard the Information.

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	26

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Approval of Investment Management Agreement

The Board of Trustees (the “Board” or each separately a “Trustee”) met for the first time at an in-person organizational meeting on October 4, 2010. Matters bearing on the Master Fund’s investment management agreement (the “Agreement”) with Morgan Creek Capital Management, LLC (“Morgan Creek” or the “Advisor”) were considered at organizational meeting. The Trustees received information relating to the Agreement derived from a number of sources and covering a range of issues. At the meeting, the Board, including a majority of the Trustees who are not “interested persons” as defined under the Investment Company Act of 1940, as amended (“Independent Trustees”), unanimously voted to approve the Agreement with Morgan Creek for the Master Fund for an initial twenty-four month period beginning October 3, 2011, the date the Master Fund commenced operations.

In considering the initial approval of the Agreement, the Independent Trustees requested and evaluated extensive materials from Morgan Creek and other sources, including, among other items: (a) an overview of the discretionary investment advisory services provided by Morgan Creek; (b) the breadth and experience of the investment management and research staff of Morgan Creek; (c) financial information for Morgan Creek; (d) marketing and distribution support to be provided by Morgan Creek to the Master Fund; (e) the current Form ADV of Morgan Creek; (f) the expected profitability report of Morgan Creek with respect to the Master Fund; (g) the fees charged to other clients relative to fees charged to the Master Fund by Morgan Creek; and (h) the resources devoted to compliance with the Fund’s (i) investment policy, (ii) investment restrictions, (iii) policies on personal securities transactions, (iv) other policies and procedures that form Morgan Creek’s portions of the Master Fund’s compliance program and (v) Morgan Creek’s responsibilities overseeing the Master Fund’s service providers.

The Independent Trustees, as well as the full Board, considered all factors it believed relevant with respect to Morgan Creek, including but not limited to: the nature and quality of services provided; investment performance relative to appropriate peer groups and indices; skills, breadth of experience and capabilities of personnel, including continued employment of key personnel; stability of management; comparative data on fees, expenses and performance; marketing and distribution capabilities; potential economies of scale; commitments to provide high levels of support and service to the Master Fund; commitment for a period of time to provide contractual expense cap to the Master Fund; potential benefits to Morgan Creek from its relationship to the Master Fund, including revenues to be derived from services provided to the Master Fund by their affiliates, if any; and potential benefits to the Master Fund and its shareholders of receiving research services, if any, from broker/dealer firms in connection with allocation of portfolio transactions to such firms.

In determining to approve the Agreement, the Board considered the following factors:

Nature, Extent and Quality of Services. The Board reviewed and considered the nature, extent and quality of the proposed services to be provided by Morgan Creek and expects that such services will be of high-quality and in the best interests of the Master Fund, noting that the Advisor’s prior history, experience and reputation are exceptional.

Investment Performance. The Board noted that while the Master Fund has no performance of its own yet, the Advisor’s historical performance record for investment strategies similar to the Master Fund was good in comparison to relevant benchmarks across various 1-year, 3-year and 5-year periods.

Economies of Scale. The Board discussed economies of scale noting that it was premature to evaluate as the Master Fund had not commenced operations at the time of the organizational meeting.

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	27

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Approval of Investment Management Agreement (continued)

Service and Cost Comparisons. The Board compared the projected expense ratios of the investment advisory fee, other expenses, and total expenses of the Master Fund to similar expense ratios of the peer group of similar funds. The Board also noted that an advisory fee waiver structure would be in effect for the Master Fund. The Board were presented with various information comparing the advisory fee to the fee for other types of accounts managed by the Advisor.

Conclusions. The Board concluded that Morgan Creek was experienced in managing similar investments products as the Master Fund and its key personnel have sufficient expertise necessary to serve as investment adviser to the Master Fund. The Board also concluded that the Master Fund’s projected expense ratios and potential profitability to Morgan Creek of managing the Master Fund were reasonable, and that economies of scale were not a significant factor in their thinking at this time as the Master Fund had not become operational. The Board did not view the potential profitability of ancillary services as material to its decision. On the basis of the foregoing and without assigning particular weight to any single conclusion, the Board through the exercise of its business judgment determined that the approval of the Agreement was in the best interest of the Master Fund and the compensation to be payable under the Agreement was fair and reasonable.

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	28

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Global Equity Long/Short Master Fund
301 West Barbee Chapel Road, Suite 200
Chapel Hill, NC 27517

Trustees
William C. Blackman
Michael S. McDonald
Sean S. Moghavem
Mark W. Yusko
Michael Hennessy

Officers
Mark B. Vannoy
Taylor Thurman
David K. James

Advisor
Morgan Creek Capital Management, LLC
301 West Barbee Chapel Road, Suite 200
Chapel Hill, NC 27517

Administrator, Custodian, Fund Accounting Agent and Transfer Agent
State Street Bank and Trust Company
One Lincoln Street
Boston, MA 02111

Independent Registered Public Accounting Firm
Ernst & Young LLP
5 Times Square
New York, NY 10036

Legal Counsel
Seward & Kissel LLP
901 K Street N.W., Suite 800
Washington, D.C. 20001

MORGAN CREEK CAPITAL MANAGEMENT, LLC | ANNUAL REPORT TO STOCKHOLDERS	29

PART C:
OTHER INFORMATION

Global Equity Long/Short Master Fund (the "Fund")

Item 25.	Financial Statements and Exhibits

(1)	Financial Statements – See Item 24 .

(2)	Exhibits

(a)(1)	Agreement and Declaration of Trust of the Fund*

(a)(2)	Certificate of Trust*

(b)	By-Laws*

(c)	Not applicable

(d)	Refer to Exhibit (a)(1)

(e)	Not applicable

(f)	Not applicable

(g)	Investment Management Agreement between the Fund, Morgan Creek Global Equity Long/Short Fund, Morgan Creek Global Equity Long/Short Institutional Fund and Morgan Creek Capital Management, LLC ***

(h)	Not applicable

(i)	Not applicable

(j)	Master Custodian Agreement between the Fund and State Street Bank and Trust Company ***

(k)(1)	Form of Administration Agreement between the Fund, Morgan Creek Global Equity Long/Short Fund, Morgan Creek Global Equity Long/Short Institutional Fund and State Street Bank and Trust Company**

(k)(2)	Transfer Agency and Service Agreement between the Fund, Morgan Creek Global Equity Long/Short Fund, Morgan Creek Global Equity Long/Short Institutional Fund and State Street Bank and Trust Company ***

(k)(3)
Form of Analytics Reporting Services Agreement between the Fund, Morgan Creek Global Equity Long/Short Fund, Morgan Creek Global Equity Long/Short Institutional Fund and State Street Bank and Trust Company**

(k)(4)
Supplement to Transfer Agency and Service Agreement between the Fund, Morgan Creek Global Equity Long/Short Fund. Morgan Creek Global Equity Long/Short Institutional Fund, and State Street Bank and Trust Company ***

(l)(1)	Opinion of Seward & Kissel LLP**

(l)(2)	Consent of Seward & Kissel LLP (filed herewith)

(m)	Not applicable

(n)	Consent of Independent Registered Public Accounting Firm (filed herewith).

(o)	Not applicable

(p)	Not applicable

(q)	Not applicable

(r)
Rule 17j-1 Code of Ethics of the Fund, Morgan Creek Global Equity Long/Short Fund, Morgan Creek Global Equity Long/Short Institutional Fund and its investment adviser, Morgan Creek Capital Management, LLC**

(Other)	Powers of Attorney dated October 4, 2010 (filed herewith).

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form N-2 on August 27, 2010.

**	Previously filed as an exhibit to the Registrant’s Registration Statement on Form N-2 on September 12, 2011.

***	Previously filed as an exhibit to the Registrant’s Registration Statement on Form N-2 on July 27, 2012.

Item 26.	Marketing Arrangements

Not applicable.

Item 27.	Other Expenses of Issuance and Distribution of Securities Being Registered

Not applicable.

Item 28.	Persons Controlled by or Under Common Control With Registrant

The Board of Trustees of the Registrant is the same as the board of other Morgan Creek funds, each of which has Morgan Creek Capital Management, LLC as its investment adviser. In addition, the officers of the Trust are substantially identical to those of the other Morgan Creek funds. Nonetheless, the Trust takes the position that it is not under common control with other Morgan Creek funds because the power residing in the respective boards and officers arises as a result of an official position with the respective funds.

Item 29.	Number of Holders of Securities

Record holders of shares: [__] (as of May 31, 201 3 ).

Item 30.	Indemnification

ARTICLE V of the Registrant's Agreement and Declaration of Trust states as follows:

5.1
No Personal Liability of Shareholders, Trustees, etc. No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 5.1 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

5.2	Mandatory Indemnification

5.2(a)
Trust hereby agrees to indemnify each person who at any time serves as a Trustee or officer of the Trust (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this Article V by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

5.2(b)
Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither "interested persons" of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non-Party Trustees"), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

5.2(c)
The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

5.2(d)
The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Declaration, the By-Laws of the Trust, any statute, agreement, vote of Shareholders or Trustees who are not "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be entitled.

5.2(e)
Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent corporations organized under the Delaware General Corporation Law may indemnify or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Trustees.

5.3	No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his duties hereunder.

5.4
No Duty of Investigation; No Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, the Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.

5.5
Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of the Trust's officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

Section 14 of the Investment Management Agreement between the Fund and Morgan Creek Capital Management, LLC states as follows:

(a)
Each Fund will indemnify the Advisor and any Advisor Affiliate, and each of their partners, members, directors, officers, and employees and any of their affiliated persons, executors, heirs, assigns, successors, or other legal representatives (each an "Indemnified Person") against any and all costs, losses, claims, damages, or liabilities, joint or several, including, without limitation, reasonable attorneys' fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person's duties in respect of the Fund, except those resulting from the willful misfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person's reckless disregard of such duties and, in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, "disabling conduct"). Indemnification shall be made following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct; or (ii) a reasonable determination that the Indemnified Person is entitled to indemnification hereunder, provided that such determination is based upon a review of the facts and reached by (A) the vote of a majority of the Fund's Trustees who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Fund's Board, further provided that such counsel's determination be written and provided to the Board. A Fund shall advance to an Indemnified Person reasonable attorneys' fees and other costs and expenses incurred with respect to the Fund in connection with defense of any action or proceeding arising out of such performance or non-performance. The Advisor agrees, and each other Indemnified Person will be required to agree as a condition to any such advance from a Fund, that if one of the foregoing parties receives any such advance, the party will reimburse the Fund for such fees, costs, and expenses to the extent that it shall be determined that the party was not entitled to indemnification under this paragraph. The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.

(b)
Notwithstanding any of the foregoing, the provisions of this section 14 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under federal securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited, or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this paragraph to the fullest extent permitted by law. The provisions of this paragraph shall survive the termination or cancellation of this Agreement.

Item 31.	Business and Other Connections of Investment Adviser

Information as to the directors and officers of the Morgan Creek Capital Management LLC, the Registrant's investment adviser ("Advisor"), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Advisor in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-65690) filed under the Investment Advisers Act of 1940 and is incorporated herein by reference thereto.

Item 32.	Location of Accounts and Records

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (1) the Registrant, (2) the Registrant's Investment Adviser and Servicing Agent, (3) the Registrant's Custodian, and (4) the Registrant's  Administrator. The address of each is as follows:

1.	Global Equity Long/Short Master Fund
301 West Barbee Chapel Road, Suite 200
Chapel Hill, North Carolina 27517

2.	Morgan Creek Capital Management, LLC
301 West Barbee Chapel Road, Suite 200
Chapel Hill, North Carolina 27517

3.	State Street Bank and Trust Company
One Franklin Street
Boston, Massachusetts 02111

4.	State Street Bank and Trust Company
One Franklin Street
Boston, Massachusetts 02111

Item 33.	Management Services

Not applicable.

Item 34.	Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chapel Hill in the State of North Carolina on the 10 th   day of June , 2013 .

GLOBAL EQUITY LONG/SHORT MASTER FUND

By:	/s/ Mark W. Yusko
Name:	Mark W. Yusko
Title:	Chairman, President and Trustee

Pursuant to the requirements of the 1933 Act, this Amendment to the Registrant's Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

		Signatures	Title	Date

(1)		Principal Executive Officer	Chairman & Trustee	June 10 , 201 3

	By:	/s/ Mark W. Yusko
Mark W. Yusko

(2)		Principal Financial Officer	Treasurer	June 10, 2013

	By:	/s/ Mark B. Vannoy
Mark B. Vannoy

(3)		Trustees

		/s/ William C. Blackman*	Trustee	June 10, 2013
William C. Blackman

		/s/ Michael Hennessy*	Trustee	June 10, 2013
Michael Hennessy

		/s/ Michael S. McDonald*	Trustee	June 10, 2013
Michael S. McDonald

		/s/ Sean S. Moghavem*	Trustee	June 10, 2013
Sean S. Moghavem

		*By /s/ Mark B. Vannoy		June 10, 2013
Mark B. Vannoy, pursuant to a Power of Attorney dated October 4, 2010 and filed herewith.

GLOBAL EQUITY LONG/SHORT MASTER FUND

EXHIBIT INDEX

EXHIBIT NUMBER

(l)(2)	Consent of Seward & Kissel LLP
(n)	Consent of Ernst & Young LLP
(Other)	Powers of Attorney